Exhibit 17.1

PROXY TABULATOR	To vote by Internet
P.O. BOX 9112
FARMINGDALE, NY 11735	1) Read the Proxy Statement and have the Proxy Card below at hand.
2) Go to website www.proxyvote.com
3) Follow the instructions provided on the website.

To vote by Telephone

1) Read the Proxy Statement and have the Proxy Card below at hand.
2) Call 1-800-690-6903
3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement.
2) Check the appropriate box on the Proxy Card below.
3) Sign and date the Proxy Card.
4) Return the Proxy Card in the envelope provided.

If you vote by Telephone or Internet, you do not need to mail your proxy.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: x	E15294-S52928	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

HANCOCK HORIZON VALUE FUND

Proposal 1. To approve a proposed Agreement and Plan of Reorganization pursuant to which Federated MDT Stock Trust will acquire all or substantially all of the assets (except certain deferred or prepaid expenses) of Hancock Horizon Value Fund, a portfolio of The Advisors’ Inner Circle Fund II, in exchange for Service Shares, Service Shares and Institutional Shares of Federated MDT Stock Trust to be distributed pro rata by Hancock Horizon Value Fund to its shareholders of Investor Class Shares, Class C Shares and Institutional Class Shares, respectively, in complete liquidation, dissolution and termination of Hancock Horizon Value Fund.	For	Against	Abstain

YOUR VOTE IS IMPORTANT

Please complete, sign and return this card as soon as possible.

Please sign this proxy exactly as your name appears on the books of the Trust. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting:

The Notice of Special Meeting of Shareholders and Proxy Statement are available at www.proxyvote.com.

E15294-S52928

Hancock Horizon Value Fund

A portfolio of The Advisors’ Inner Circle Fund II

SPECIAL MEETING OF SHAREHOLDERS — January 26, 2017

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned Shareholders of Hancock Horizon Value Fund, a portfolio of The Advisors’ Inner Circle Fund II (the “Trust”), hereby revoking any proxy heretofore given, designate and appoint each of Michael Beattie and Dianne Descoteaux, each with fill power of substitution, as proxies to act at the Special Meeting of Shareholders (the “Special Meeting”) to be held on January 26, 2017 at One Freedom Valley Drive, Oaks, Pennsylvania 19456, at 10:00 a.m. (Eastern Time), and at any adjournment thereof.

The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot. If this proxy is executed and returned in time and no choice is indicated as to an item, this proxy will be voted affirmatively on such matter. Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting or any adjournment thereof and the attorneys named in this proxy will vote on such matters in their best judgment. The undersigned acknowledges receipt of a copy of the Notice of Special Meeting of Shareholders and the accompanying Proxy Statement/Prospectus.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE ADVISORS’ INNER CIRCLE FUND II. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL. THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL.